UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 26, 2021, Ocean Capital LLC issued the following press release:

Ocean Capital Comments on UBS’ Second Postponement of the Annual Meetings for Certain Closed-End Bond Funds

Believes Latest Adjournment Due to Lack of Voting Quorum Reflects a Lack of Shareholder Support for Fund IV and Fund V’s Incumbent Directors

Highlights that Ocean Capital’s Diverse Slate of Director Candidates Possesses the Financial, Tax and Legal Expertise Necessary to Produce Superior Value for Shareholders

Urges Shareholders to Vote on the BLUE Card to Elect Ocean Capital’s Nominees at the September 10th Annual Meetings

SAN JUAN--(BUSINESS WIRE)--Ocean Capital LLC today sent the below letter to shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc., which are funds managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico.

***

Dear Fellow Shareholder,

Ocean Capital LLC and the other participants in its solicitations (collectively, “Ocean Capital” or “we”) hold a significant number of the outstanding shares of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), each of which is managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (collectively, “UBS”). We have nominated highly-qualified and independent individuals for election to the Boards of Directors (the “Boards”) of Fund IV and Fund V at their Annual Meetings of Shareholders (the “Annual Meetings”), which have now been adjourned twice by UBS. The Annual Meetings are now scheduled to be held on September 10, 2021.

We believe shareholders deserve better boardroom leadership after years of poor stewardship and sustained underperformance. Unfortunately, since submitting our nominations, UBS has initiated a series of what we believe can only be deemed shameless entrenchment maneuvers to try to avert change. We believe the Boards have also demonstrated a clear disregard for shareholder feedback.

UBS’ Repeated Adjournments of the Annual Meetings and Entrenchment Efforts Demonstrate that the Case for Meaningful, Shareholder-Driven Change at Funds IV and V is Needed

We find it telling that UBS has failed to meet quorum for either Annual Meetings originally scheduled for July 29th and August 26th. We find the second adjournment of the Annual Meetings to be revealing since it confirms that incumbent directors have again failed to garner requisite support from shareholders.

Rather than accept our nominations and allow shareholders to have a real voice at the upcoming Annual Meetings, the Boards have recently begun to take steps that we believe further cement their control by disenfranchising shareholders. You should know that the Boards are spending shareholders’ capital on defensive initiatives that include the following:

•	The funds are using dubious arguments to claim our nominations are invalid. In particular, the funds have acted against their own bylaws in refusing to accept our nominations by claiming a shareholder must be a record holder of the funds’ shares in order to be eligible to submit nominations.

o	We do not see any plain language in the funds’ charters and bylaws or in Puerto Rico law that supports what we believe is a highly anti-shareholder position taken by the funds.
o	This is an anti-shareholder maneuver employed by the funds’ legal counsel, which has a reputation for recommending that its clients reject apparently valid nominations by claiming that they failed to comply with corporate bylaws.

•	The funds have made a disingenuous effort to meet a consensual resolution with Ocean Capital, in our view. 20 days after sending our original request to explore consensual resolutions with the Boards on July 30th, the Boards finally agreed to schedule a private meeting on August 24th with Ocean Capital. At the meeting, which was confirmed just an hour beforehand and only lasted 15 minutes, the Boards failed to put forward any potential resolution framework to address our concerns.

•	The funds have utilized what we believe are entrenchment maneuvers so that long-tenured directors are positioned to retain their seats. In Fund V’s definitive proxy statement, it discloses that each of the four directors up for re-election this year had previously resigned or retired from the Board, but were subsequently reappointed this year:

“We note that while Messrs. Pellot and Nido were previously elected as Class III directors at the 2020 annual meeting of shareholders, both subsequently resigned from the Board of Directors and were reappointed by the Board of Directors… We note that Vicente León and José J. Villamil both previously retired from the Board of Directors and were subsequently reappointed by the Board of Directors.”1

It is important to stress that you should not be deterred or discouraged by the seemingly anti-shareholder conduct being sanctioned by the Boards of Fund IV and Fund V. In our view, the best thing you can do is stand up to the funds and UBS by voting to elect each of our director candidates who have the experience and independence necessary to improve performance and governance at the funds.

[1]	Tax-Free Fixed Income Fund V For Puerto Rico Residents, Inc., Definitive Proxy Statement (July 23, 2021).

Ocean Capital’s Diverse Slate of San Juan-Based Financial, Tax and Legal Experts is Aligned with Shareholders and Fully Focused on Unlocking Value at Funds IV and V

Although the funds boast they have nominees with “a long-standing commitment […] to the Fund’s investment objectives and its shareholders,” recent evidence suggests the Boards are most skilled and experienced in presiding over significant value destruction.2 In stark contrast to the incumbents, our slate of independent director candidates has the business and financial acumen, public company board experience and ownership perspectives that are sorely required in the boardroom:

Ocean Capital’s Candidates	Fund IV and V’s Incumbent Directors up for Re-Election

Roxana Cruz-Rivera

✓    San Juan-based financial and legal expert with over 20 years’ experience handling federal and on-island tax issues

✓    Tax Director of the Tax Advisory Services Division of RSM Puerto Rico, LLC, an on-island consulting firm

✓    Former Deputy Secretary of the Treasury of the Puerto Rico Treasury Department, where she assisted the Secretary of the Treasury in the supervision and direction of the Department

✓    Holds a Juris Doctorate from the University of Puerto Rico School of Law and a Master of Law degree in taxation from New York University School of Law

William Heath Hawk

✓    San Juan-based financial and capital markets expert with over 25 years of experience in municipal bond sales and trading

✓    One of the largest shareholders of Funds IV and V

✓    Holds FINRA Series 4, 7, 9, 10, 24, 50, 53, 63 and 65 licenses

José R. Izquierdo II

✓    San Juan-based attorney with intimate knowledge of the Commonwealth’s debt issuances and over a decade of leadership experience in the island’s public and private sectors

✓    Former member of the Governor of Puerto Rico’s fiscal transition team, member of the Government of Puerto Rico’s Economic Development Council, Assistant Secretary of Economic Development

✓    Significant public company board experience

✓    Holds a Juris Doctorate from the University of Puerto Rico School of Law

Brent D. Rosenthal, CPA*

✓    Financial expert with significant capital markets and corporate governance experience having served on many public company boards

✓    Currently Chairman of the Board of Directors of comScore, Inc. (NASDAQ: SCOR) and Lead Independent Director of the Board of Directors of RiceBran Technologies (NASDAQ: RIBT)

✓    Founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and microcap equities in the technology, media, and telecom industries

✓    Holds an M.B.A from the S.C. Johnson Graduate School of Management at Cornell University and is a Certified Public Accountant

Carlos Nido

x     De minimis stock ownership, despite serving on the Boards for 14 years

x     No prior public company board experience

x     Lack of capital markets experience

x     Previously resigned from the Board of Fund V before being reappointed

Vicente León

x     De minimis stock ownership, despite his long tenure serving on the Boards

x     No prior public company board experience

x     Lack of capital markets experience

x      Previously retired from the Board of Fund V before being reappointed

Luis M. Pellot

x     De minimis stock ownership, despite serving on the Boards for 16 years

x     No prior public company board experience

x     Lack of capital markets experience

x     Previously resigned from the Board of Fund V before being reappointed

Carlos V. Ubiñas

x     Interested director (NOT independent)

x     De minimis stock ownership, despite serving on the Boards for 16 years

x     30+ year history working for UBS

x     No prior public company board experience

José J. Villamil

x     De minimis stock ownership, despite his long tenure serving on the Boards

x     Previously retired from the Board of Fund V before being reappointed

*	Mr. Rosenthal is not a nominee for Fund IV, only Fund V.

[2]	Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.

In our view, it is essential for you to take action to ensure your vote is counted ahead of the September 10th Annual Meetings. We urge you to not be fooled by the incumbent directors who are asking you to support the funds’ purported “positive momentum.” We believe shareholders cannot roll the dice on the incumbents and expect the funds to perform significantly better without fundamental change in the boardroom.

If you have any questions about how to vote on the BLUE proxy card or BLUE voting instruction form to elect our nominees at the September 10th Annual Meetings, please contact our proxy solicitor at ocean@investor.morrowsodali.com. You can also visit www.ImproveUBSPRFunds.com to learn about our campaigns and the Coalition of Concerned UBS Closed-End Bond Fund Investors.

Sincerely,

W. Heath Hawk

Ocean Capital, LLC

***

VOTE “FOR” OCEAN CAPITAL’S HIGHLY-QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING A BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR

VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund IV. All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants filed with the SEC, as they contain important information, including additional information relating to the Fund IV Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund IV Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund V. All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

MKA

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@mkacomms.com / aareopagita@mkacomms.com

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